Exhibit 5.2

                          CONSENT OF LANG MICHENER LLP

      We have acted as Canadian counsel to Vasogen Inc. (the "Company") in connection with the registration statement on Form F-10 (the "Registration Statement") being filed on December 21, 2005 by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

      We hereby consent to the references to us and the use of our name in the Registration Statement.

DATED this 21st day of December, 2005

/s/ Lang Michener LLP